Exhibit 99.1

News Release

For information contact: Lisa Schultz Chief Communications Officer CNL Financial Group (407) 650-1223

CNL HEALTHCARE PROPERTIES ACQUIRES FIRST SKILLED NURSING

COMMUNITIES PORTFOLIO FOR $56.4 MILLION

— Portfolio comprises six facilities in Arkansas —

(ORLANDO, Fla.) June 6, 2013 — CNL Healthcare Properties, an investment offering focused on senior housing and healthcare real estate, has acquired six skilled nursing properties in Arkansas for $56.4 million. This portfolio marks the company’s first acquisition in the post-acute care space.

“We are excited to introduce skilled nursing communities to our portfolio through this acquisition and our relationship with Senior Living Centers,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “We continue to seek new opportunities to further diversify our investment portfolio. The skilled nursing industry has and will continue to play a critical role in the delivery of care to seniors and these properties strategically complement our existing and growing portfolio of senior living and healthcare real estate.”

The Perennial portfolio is composed of: Batesville Healthcare Center in Batesville, Ark.; Broadway Healthcare Center in West Memphis, Ark.; Jonesboro Healthcare Center in Jonesboro, Ark.; Magnolia Healthcare Center in Magnolia, Ark.; Mine Creek Healthcare Center in Nashville, Ark.; and Searcy Healthcare Center in Searcy, Ark. The communities include a total of 868 licensed beds.

Senior Living Centers will manage the six properties under a long-term lease agreement. Senior Living Centers currently manages 17 other skilled nursing properties in Arkansas with more than 1,600 licensed beds.

“This acquisition provided a great opportunity to expand our relationship with CNL Healthcare Properties,” said Brian Reynolds of Senior Living Centers. “Each property in Arkansas is dedicated to providing residents with quality care, and we look forward to continuing that commitment of care with CNL Healthcare Properties.”

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Since its launch in the summer of 2011, CNL Healthcare Properties has acquired interests in senior housing and healthcare assets valued at more than $560 million.

Financial advisors can contact the managing dealer of the REIT, CNL Securities, member FINRA/SIPC, at (866) 650-0650 (www.CNLSecurities.com).

About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is an investment offering that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. Beginning with the year ended December 31, 2012, the company intends to be taxed as a real estate investment trust. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit www.CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in

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operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcareproperties.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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